SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                                 FORM 8-K

             Current Report Pursuant to Section 13 or 15(d) of
                  the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 1998 (November 1, 1998)
                        GREIF BROS. CORPORATION
          (Exact name of registrant as specified in its charter)

 Delaware                          1-566           31-4388903
 (State or other jurisdiction of   (Commission     (IRS Employer
 incorporation)                    File Number)    Identification No.)

       425 Winter Road, Delaware, Ohio             43015
   (Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code:  (740) 549-6000

                             Not Applicable
    (Former name or former address, if changed since last report)


Item 2.		Acquisition or Disposition of Assets.

	On November 1, 1998, Greif Bros. Corporation, a Delaware corporation ("Greif"), CorrChoice, Inc., an Ohio corporation ("CorrChoice"), Geoffrey A. Jollay and R. Dean Jollay, Jr. (the "Jollays"), and John J. McLaughlin ("Mr. McLaughlin") entered into a Joint Venture Agreement dated November 1, 1998 (the "Joint Venture Agreement"). The Joint Venture Agreement provides for the consolidation of the business operations of Michigan Packaging Company, a Delaware corporation ("MPC"), and Ohio Packaging Corporation, an Ohio corporation ("OPC"), under CorrChoice.

	Prior to the joint venture transaction, Greif owned all of the issued and outstanding capital stock of MPC. Greif also owned all of the issued and outstanding Class B nonvoting common shares of OPC.

	Prior to the joint venture transaction, the Jollays owned all of the issued and outstanding capital stock of RDJ Holdings Inc., an Ohio corporation ("RDJ Holdings"), which in turn owned all of the issued and outstanding Class A voting common shares of OPC. OPC and Mr. McLaughlin owned 80% and 20%, respectively, of the issued and outstanding capital stock of Combined Containerboard Inc., a Delaware corporation ("CCI").

	Pursuant to the terms of the Joint Venture Agreement, Greif contributed all of its stock in MPC and OPC in exchange for receiving a 63.24% ownership interest in CorrChoice, the Jollays contributed all of their stock in RDJ Holdings in exchange for each receiving a 17.33% ownership interest in CorrChoice, and Mr. McLaughlin contributed all of his stock in CCI in exchange for receiving a 2.1% ownership interest in CorrChoice. The ownership percentages of Greif, the Jollays, and Mr. McLaughlin in CorrChoice were determined by an appraisal of OPC and MPC performed by an independent third party.

 Prior to the joint venture transaction, OPC manufactured corrugated sheets for sale to producers of corrugated boxes and operated, directly and through its subsidiaries, sheet feeder plants in Massillon, Ohio, Cincinnati, Ohio, and Louisville, Kentucky, and MPC manufactured corrugated sheets for sale to producers of corrugated boxes and operates sheet feeder plants in Mason, Michigan, Grand Rapids, Michigan, and Concord, North Carolina. After the consummation of the joint venture transaction, CorrChoice intends to continue to manufacture corrugated sheets for sale to producers of corrugated boxes and to operate the sheet feeder plants formerly operated by OPC and MPC. In addition, CorrChoice anticipates that another sheet feeder operation, Heritage Packaging Corporation, will soon open in the Atlanta, Georgia area.

	Except as described above, prior to the joint venture transaction, there was no material relationship between the Jollays, RDJ Holdings, or Mr. McLaughlin and Greif, any of Greif's affiliates, any director or officer of Greif, or any associate of any such officer or director.

	The description contained herein of the Joint Venture
Agreement is qualified in its entirety by reference to the Joint
Venture Agreement, which is attached hereto as Exhibit 2 and incorporated herein by reference.

	This joint venture transaction was previously publicly announced by Greif, and a copy of the press release issued by Greif on November 3, 1998, is included with the Form 8-K as
Exhibit 99.

Item 7.		Financial Statements and Exhibits.

  (a) Financial Statements of Businesses Acquired.

      No financial statements are required to be filed.

  (b)	Pro Forma Financial Information.

      No pro forma financial information is required to be filed.

  (c)	Exhibits.

      The following documents related to the
      CorrChoice joint venture transaction are being filed as exhibits to this Form 8-K:

      Exhibit No.         Description of Exhibit

          2 Joint Venture Agreement dated as of November 1, 1998, among CorrChoice, Inc., an Ohio corporation, Greif Bros. Corporation, a Delaware corporation, Geoffrey A. Jollay and R. Dean Jollay, Jr., and John J. McLaughlin.

         99            Press release issued by Greif Bros.
                       Corporation on November 3, 1998.

                       Schedules and exhibits to the Joint Venture
                       Agreement have not been filed because Greif does not believe that they contain information material to an investment decision which is not otherwise disclosed in the Joint Venture Agreement. A list has been attached to the Joint Venture Agreement briefly identifying the contents of the omitted schedules and exhibits. Greif hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon its request.


                              SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               GREIF BROS. CORPORATION


Date: November 13, 1998        By /s/ Michael J. Gasser
                               Michael J. Gasser
                               Chairman and Chief Executive Officer


                            EXHIBIT INDEX

Exhibit No.		                      Description of Exhibit

   2	                Joint Venture Agreement dated as of November 1, 1998,
                     among CorrChoice, Inc., an Ohio corporation, Greif
                     Bros. Corporation, a Delaware corporation, Geoffrey A. Jollay and R. Dean Jollay, Jr., and John J.
                     McLaughlin.

  99	                Press release issued by Greif Bros. Corporation on
                     November 3, 1998